Exhibit 5.1

August 28, 2024

Cheetah Net Supply Chain Service Inc.
6201 Fairview Road, Suite 225

Charlotte, North Carolina, 28210

Ladies and Gentlemen:

We have acted as North Carolina counsel to Cheetah Net Supply Chain Service Inc., a North Carolina corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) on this date with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Base Prospectus”) that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”) each time that the Company offers and sells securities.  The Registration Statement registers under the Securities Act $70,000,000 of the following types of securities (the “Securities”): (i) shares of Class A common stock, par value $0.0001 per share, of the Company (“Common Stock”); (ii) debt securities of the Company (the “Debt Securities”); (iii) warrants to purchase Common Stock, shares of preferred stock of the Company (“Preferred Stock”), Debt Securities and/or Units (as defined below) (“Warrants”); (iv) rights to purchase Common Stock, Preferred Stock, Debt Securities, Warrants and/or Units (“Rights”); and (v) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities, Warrants and Rights (“Units”). The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

The Debt Securities may be issued pursuant to an indenture (the “Indenture”) to be entered into between the Company and a trustee to be named therein and duly qualified under the Trust Indenture Act of 1939, as amended. The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a bank or trust company to be named therein, as warrant agent. The Rights may be issued pursuant to a rights agreement (the “Rights Agreement”) to be entered into between the Company and a rights agent to be selected by the Company. The Units may be issued pursuant to a unit agreement (the “Unit Agreement”) to be entered into between the Company and a bank or trust company to be named therein, as unit agent.

In connection with this matter, we have examined and relied upon signed copies of the Registration Statement being filed with the Commission, including the exhibits thereto. We have also examined and relied upon the Third Amended and Restated Articles of Incorporation of the Company (as amended to date, the “Articles of Incorporation”), the Amended and Restated Bylaws of the Company (as amended to date, the “Bylaws”), and certain resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents, and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Cheetah Net Supply Chain Service Inc.

August 28, 2024

We have relied as to certain matters on information obtained from public officials and officers of the Company, and we have assumed (i) the Registration Statement will be effective and will comply with all applicable laws at the time Securities are offered or issued as contemplated by the Registration Statement; (ii) one or more Prospectus Supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus, and any applicable Prospectus Supplement; (iv) any Indenture, Warrant Agreement, Rights Agreement or Unit Agreement, as applicable, will be duly authorized, executed and delivered by all parties thereto other than the Company and will be enforceable against the parties thereto; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Company; (vi) any Common Stock issuable upon conversion, exchange or exercise of any other Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (vii) with respect to shares of Common Stock offered, there will be sufficient shares of Common Stock authorized under the Articles of Incorporation and not issued or otherwise reserved for issuance; (viii) at the time of the issuance and sale of the Securities, the Company will be validly existing as a corporation and in good standing under the laws of the State of North Carolina.

We have assumed for purposes of our opinion below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company, or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of such Securities, the Board of Directors of the Company (or any committee of such Board of Directors or any person acting pursuant to authority properly delegated to such person by the Board of Directors of the Company or any committee of such Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of such Securities.

Our opinion below is qualified to the extent that it may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance, fraudulent transfer or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing, and (iii) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. Our opinion below is limited to matters governed by the North Carolina Business Corporation Act. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. We express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction. We understand that you have received certain opinions regarding the Debt Securities, Warrants, Rights, and Units and other matters of New York law from Hunter Taubman Fischer & Li LLC, separately provided to you on even date herewith. We express no opinion with respect to the matters contained in such opinions. To the extent that our opinion below implicates the laws of the State of New York, we have relied on Hunter Taubman Fischer & Li LLC concerning such matters.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations herein set forth, we are of the opinion that, when (i) the Board of Directors of the Company, including any authorized committee thereof, has taken all necessary corporate action to approve the issuance of shares of Common Stock (the “Offered Common Stock”) pursuant to the Registration Statement (such corporate action reflected in the “Authorizing Resolutions”), (ii) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Articles of Incorporation, the Bylaws and the Authorizing Resolutions, (iii) the shares of Offered Common Stock have been issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable Prospectus Supplement in accordance with the applicable underwriting or other purchase agreement or upon conversion or exercise of any other Security offered under the Registration Statement against payment therefor, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement and, if all the foregoing actions are taken pursuant to the authority granted in the Authorizing Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Offered Common Stock will be validly issued, fully paid and non-assessable. The Offered Common Stock covered in the opinion in this paragraph includes any Common Stock of the Company that may be issued as part of the Units or upon exercise, conversion or otherwise pursuant to the terms of any other Securities.

Cheetah Net Supply Chain Service Inc.

August 28, 2024

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The above opinion is expressed as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in applicable law or any factual developments occurring after the date hereof that might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to us under the heading “Legal Matters” in the Prospectus contained in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ MAYNARD NEXSEN PC
MAYNARD NEXSEN PC